EXHIBIT NO. 21.0
SUBSIDIARY - CERTIFICATE OF INCORPORATION (TRANSLATED) OF SUNFLOWER INDUSTRY CO.
                                      LTD.

                          The People Republic of China
                          ----------------------------


                             Corporate Legal Entity


                           BUSINESS OPERATION LICENCE

                                     (Copy)





                           Registration No. 020062-1/1
                           ---------------------------


THE CORPORATE HAS BEEN FULLY APPROVED TO REGISTERED; HAVING THE LEGAL ENTITY STATUS AND IS APPROVED TO OPERATE


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Name  of  Corporation  (Chinese)     omitted
                       (English)     SunFlower  Industry  Co.,  Ltd.
                                     (SHENYANG  SHENGFA
                                     COPPER CO.,  LTD.)

Address                Kunming  Lake  Street,  Shenyang  Economic  & Technology
                       Development Zone,  PRC

Status                 Joint  Venture  with  Hong  Kong  Capital

Nature  of  Business   Copper products such as plates, belts, wires and sticks
etc.

Registered  Capital    RMB  4,080,000

President              Edward  LIU,  Ai  Dang

Vice  President        Paul  MENG,  Xian  Bao

General  Manager       Paul  MENG,  Xian  Bao

General  Manager       Virginia  TONG,  Zhi  Qin
Assistant              Christina  ZHANG,  Xue  Mei

Subsidiary

Date of Commencement   (From  March  1,  1992  To  February  28,  2007)
Date  of  Expiry       (From  March  1,  1992  To  February  28,  2007)


THE  PEOPLE  REPUBLIC  OF  CHINA
NATIONAL  BUSINESS  ADMINISTRATIVE  BUREAU

                                         /s/ Wong Ton Hou
                                         ---------------------------------------
                                                      Bureau Chief: Wong Ton Hou
                                                             Date March 25, 1999
                                         Date of the copy expiry (March 1, 2000)


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